Exhibit 99.1

SERES THERAPEUTICS REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATES, INCLUDING FURTHER ACTION TO REDUCE ONGOING FACILITIES COSTS

Recently announced 80% of SER-155 recipients achieved immunosuppressive-free clinical response at day 15 for immune checkpoint inhibitor-related enterocolitis (irEC) in the investigator-sponsored trial (IST) conducted by Memorial Sloan Kettering Cancer Center (MSK)

IST data support SER-155 as a potential treatment for irEC that may allow patients to continue cancer therapy; Company evaluating irEC clinical development strategy in consultation with KOLs

Seres engaging potential partners, seeking capital to advance its SER-155 programs, including for the prevention of bloodstream infections in patients undergoing allo-HCT and those experiencing irEC

Seres announces agreement to exit additional leased space early, further reducing ongoing facility-related cash costs, which follows announcement of balance sheet strengthening and facilities cost reduction transactions in June 2026

CAMBRIDGE, Mass.- August 5, 2026 — Seres Therapeutics, Inc. (Nasdaq: MCRB), (Seres or the Company), a leading live biotherapeutics company, today reported second quarter 2026 financial results and provided business updates.

“We are very pleased with the recent progress at Seres, including the positive topline data from the investigator-sponsored trial of SER-155 in irEC conducted by MSK, announced last month,” said Richard Kender, Executive Chairman and Interim Chief Executive Officer of Seres. “The study demonstrated that 80% of participants achieved an immunosuppressive-free clinical response at day 15, and the accompanying pharmacology data reinforced that our live biotherapeutic operated as designed, including by repairing the mucosal epithelial barrier. SER-155 to treat irEC, a frequent and often severe side effect of widely used immune checkpoint inhibitor (ICI) cancer treatment, represents a meaningful therapeutic and commercial opportunity, as many patients who experience irEC are required to halt their ICI therapy and begin immunosuppressive corticosteroid treatment. We are engaging potential partners, including companies with ICI franchises, as we evaluate the clinical development pathway in this indication and consider sources of financing. In parallel, we continue to pursue partnerships and other financing sources to support development of SER-155 in allo-HCT, and to advance our broader inflammatory and immune portfolio, including SER-603 for inflammatory bowel disease.”

Marella Thorell, Chief Financial Officer of Seres, added, “Terminating our Sidney Street lease will substantially reduce our future lease obligations and will further lower our ongoing annual fixed costs beginning in 2027. Together with the lease restructuring we announced in June, this transaction reflects our continued focus on rigorous financial discipline, while we maintain the operational infrastructure needed to advance our live biotherapeutic pipeline, including our Phase 2-ready SER-155 program in allo-HCT.”

Recent Highlights

SER-155 in immune checkpoint inhibitor-related enterocolitis (irEC)

•

In July, Seres announced positive topline results from the IST of SER-155 in irEC (NCT06801067) conducted at MSK. The open-label study evaluated SER-155 in 15 participants with moderate-to-severe (Grade 2-3) irEC who were naïve to immunosuppressive therapy. irEC is among the most frequent and severe immune-related adverse reactions in recipients of ICI therapy and, at the moderate-to-severe grade, affects approximately 25% of ICI recipients in the US.

•

In the study, 12 of 15 participants (80%) achieved an immunosuppressive-free clinical response at day 15, the primary efficacy endpoint, defined as at least a 1-grade improvement in diarrhea symptoms without immunosuppressive therapy. SER-155 was generally well tolerated with no safety concerns identified and no serious adverse events assessed as related to SER-155.

•

Participants in the study were on a wide range of ICI types, including PD-1 inhibitors (Keytruda®, Opdivo®, Zynyz®), PD-L1 inhibitors (Imfinzi®, Bavencio®), CTLA-4 inhibitors (Yervoy®, Imjudo®), LAG-3 inhibitor (Opdualag®), and combinations thereof. The promising study results support continued development of SER-155 to treat irEC and the Company is engaging potential partners, including companies with ICI franchises, as it evaluates next steps for the development of SER-155 in irEC.

Broader pipeline and portfolio

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SER-155 remains Phase 2 ready for the prevention of bloodstream infections in patients undergoing allogeneic hematopoietic stem cell transplant (allo-HCT) for the treatment of blood cancer. SER-155 has received Breakthrough Therapy and Fast Track designations for this indication. Efforts to secure funding to advance clinical development for this program continue.

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The Company continues to advance IND-enabling activities for SER-603, in development for inflammatory bowel disease, and is engaging potential collaborators to support the clinical advancement of this program as a mono and/or combination therapy.

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Seres continues to progress development of SER-428, an investigational oral liquid formulation based on SER-155 strains supported by a grant from CARB-X (Combating Antibiotic-Resistant Bacteria Biopharmaceutical Accelerator), for dosing in patients who cannot take oral capsules. Seres is designing a Phase 1b open-label trial, in collaboration with Dr. Dan Freedberg at Columbia University, to evaluate SER-428 in medical ICU patients at high risk of infection.

Corporate Updates

Seres completed the below transactions that will collectively strengthen the Company’s balance sheet and reduce ongoing annual facility cash costs.

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On July 31, Seres entered into an agreement to terminate the lease for its facility at 200 Sidney Street in Cambridge, MA. This early termination eliminates the Company’s remaining obligations under the lease as of December 31, 2026 in exchange for certain consideration and will further significantly reduce ongoing facility-related cash costs beginning in 2027. Additional details regarding the agreement are included in the Company’s Report on Form 8-K, which was filed with the Securities and Exchange Commission on August 4, 2026. The accounting for this transaction will be reported in the Company’s third quarter 2026 results.

•

In June, Seres restructured the lease for its facility at 101 CambridgePark Drive in Cambridge, MA, reducing its leased space, rental rate and related operating expenses. The restructured 10-year lease is expected to materially reduce the Company’s ongoing annual facility-related cash costs and long-term lease obligations.

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In June, Seres entered into an amendment to its asset purchase agreement with Nestlé Health Science (Nestlé) under which Nestlé will pay Seres an aggregate $25 million (the Milestone Termination Payment), in two equal installments of $12.5 million on July 1, 2026 (which was received) and $12.5 million which is expected to be received on October 1, 2026, to buy out potential future VOWST net sales-based milestones. Seres sold the VOWST business to Nestlé Health Science in 2024.

Second Quarter 2026 Financial Results

•

Net income was $4.6 million for the second quarter of 2026, compared to a net loss of $19.9 million for the same period in 2025. The difference is primarily due to a $25 million Gain on Sale of the VOWST Business recognized in the second quarter of 2026 arising from the Milestone Termination Payment due from Nestlé.

•

Research and development expenses were $9.1 million for the second quarter of 2026, compared with $12.9 million for the same period in 2025, reflecting lower personnel-related expenses, facilities costs, transition services agreement (TSA) costs and SER-155 costs driven by lower activities in these areas and cost reduction efforts.

•

General and administrative expenses were $7.1 million for the second quarter of 2026, compared with $10.3 million for the same period in 2025, due to lower personnel-related expenses, facilities costs, professional services fees, and IT costs, including those related to IT services provided under the TSA.

•	In the second quarter of 2026, there was a $5.8 million impairment charge recorded related to the early termination of a portion of the Company’s leased space at 101 Cambridgepark Drive.

•

There were no manufacturing services expenses in the second quarter of 2026, compared with $1.7 million in the second quarter of 2025, as the Company completed such services under the TSA at the end of 2025.

Cash and Cash Runway

As of June 30, 2026, Seres had $15.6 million in cash and cash equivalents. Based on Seres’ currently available cash resources, including the $12.5 million Milestone Termination Payment received from Nestlé on July 1, 2026, and the expected receipt of the remaining $12.5 million Milestone Termination Payment from Nestlé on October 1, 2026, and considering future operating plans, the Company expects to fund operations through the first quarter of 2027. This projection excludes proceeds from any potential future partnerships or other sources of capital.

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a clinical-stage biotechnology company developing novel live biotherapeutics products (LBP), designed to address unmet needs in oncology that can lead to interruption to patients’ cancer care and/or mortality, and to treat inflammatory and immune (I&I) diseases, by modulating host function to protect and improve mucosal epithelial barrier integrity, induce immune homeostasis and tolerance, and prevent the colonization and overgrowth of pathogens in the gastrointestinal (GI) tract. The Company previously led the development and FDA approval of VOWST™, the first orally administered microbiome therapeutic, which was subsequently divested to Nestlé Health Science. SER-155, an investigational cultivated multi-strain biotherapeutic, which has received Breakthrough Therapy and Fast Track designations, is being advanced for the prevention of bloodstream infections in patients undergoing allogeneic hematopoietic stem cell transplant (allo-HCT), and is Phase 2 ready, pending receipt of funding. SER-155 is also being developed to address immune checkpoint inhibitor-related enterocolitis (irEC) to provide an immunosuppressive-free alternative and enable patients to continue their ICI cancer therapy. Having recently reported promising results from an IST, Seres is evaluating the design of a Phase 2 study in irEC. The Company is advancing IND-enabling studies for SER-603, which is in development for inflammatory bowel disease. Mechanistically, Seres’ biotherapeutics target the mucosal epithelial barrier-immune interface and are optimized to modulate host function to increase mucosal epithelium integrity, induce immune homeostasis, and prevent the colonization and overgrowth of harmful bacteria in the GI tract. For more information, please visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about: SER-155 and its intended uses and benefits in irEC; our clinical development plans for SER-155, SER-603 and SER-428; potential accessibility for patients; the timing and results of clinical studies and data readouts; current or future product candidates and their potential impacts and outcomes; engagement with potential partners and financing sources; our ability to access capital to advance our programs; expected receipt of milestone termination payments; our lease restructuring activities and anticipated cost savings and liability reductions; our cash runway; our planned strategic focus; the anticipated timing of any of the foregoing; and other statements that are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: (1) our need for additional funding; (2) our ability to continue as a going concern; (3) we have incurred significant losses, are not currently profitable and may never become profitable; (4) our cost reduction actions may not achieve their intended benefits, including an extended cash runway; (5) our limited operating history; (6) we may not be able to realize the anticipated benefits of the VOWST sale, and may face new challenges as a smaller, less diversified company; (7) we have in the past and may in the future receive notice of the failure to satisfy a continued listing rule from The Nasdaq Stock Market LLC; (8) our novel approach to therapeutic intervention; (9) our reliance on third parties to conduct our clinical trials and manufacture our product candidates; (10) our ability to achieve market acceptance necessary for commercial success; (11) the competition we will face; (12) our ability to protect our intellectual property; (13) impact of our recent management transitions and appointments and our ability to retain key personnel; and (14) disruptions at the FDA or other government agencies. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, to be filed with the Securities and Exchange Commission (SEC) on August 5, 2026, as well as our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

SERES THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$15,594	$45,766
Accounts receivable due from SPN - related party	25,000	360
Accounts receivable	274	157
Prepaid expenses and other current assets	1,480	3,093

Total current assets	42,348	49,376
Property and equipment, net	5,798	7,635
Operating lease assets	51,168	72,483
Restricted cash	2,243	8,668
Other non-current assets	31	31

Total assets	$101,588	$138,193

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,186	$1,682
Accrued expenses and other current liabilities	3,739	3,972
Accrued liabilities due to SPN - related party	3,278	3,278
Operating lease liabilities	11,828	10,390
Total current liabilities	20,031	19,322
Operating lease liabilities, net of current portion	44,816	72,576
Other long-term liabilities	2,207	2,077

Total liabilities	67,054	93,975

Commitments and contingencies (Note 9)
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 shares authorized at June 30, 2026 and December 31, 2025; no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 360,000,000 shares authorized at June 30, 2026 and December 31, 2025; 9,827,569 and 9,556,466 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	10	10
Additional paid-in capital	1,022,259	1,016,611
Accumulated deficit	(987,735)	(972,403)
Total stockholders’ equity	34,534	44,218

Total liabilities and stockholders’ equity	$101,588	$138,193

SERES THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Grant revenue	736	—	1,094	—

Total revenue	736	—	1,094	—
Operating expenses:
Research and development expenses	9,141	12,939	22,336	24,760
General and administrative expenses	7,061	10,253	15,131	22,141
Impairment of long-lived assets	5,807	—	5,807	—
Manufacturing services	—	1,689	—	5,216

Total operating expenses	22,009	24,881	43,274	52,117

Loss from operations	(21,273)	(24,881)	(42,180)	(52,117)

Other income (expense):
Gain on sale of VOWST Business	25,000	185	25,000	52,366
Interest income	181	546	506	1,164
Other income (expense) (1)	673	4,295	1,342	11,414

Total other income (expense), net	25,854	5,026	26,848	64,944

Net income (loss) and comprehensive income (loss)	$4,581	$(19,855)	$(15,332)	$12,827

Net income (loss) per share attributable to common stockholders – basic	$0.47	$(2.27)	$(1.59)	$1.47
Net income (loss) per share attributable to common stockholders – diluted	$0.47	$(2.27)	$(1.59)	$1.47

Weighted average common shares outstanding – basic	9,706,193	8,743,733	9,644,704	8,723,589

Weighted average common shares outstanding – diluted	9,747,138	8,743,733	9,644,704	8,732,176

[1]

Includes $0, $0, $3,490, and $9,799 for the three and six months ended June 30, 2026 and 2025 related to reimbursement received from SPN (related party) for transition services provided by the Company.

Investor and Media Contact:

IR@serestherapeutics.com

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com